UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 28, 2015

AXOGEN, INC.

(Exact name of registrant as specified in its charter)

Minnesota	001-36046	41-1301878
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13631 Progress Boulevard, Suite 400, Alachua, Florida	32615
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code

(386) 462-6800
(Former name or former address if changed since last report,)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

On December 28, 2015, based upon recommendations from the Compensation Committee of the Board of Directors (the “Board”) of AxoGen, Inc. (the “Company”), the Board approved the following executive officer compensation with respect to the following matters:

Name and Principal Position	2016 Base Salary	2016 Target Bonus as Percentage of Base Salary (1)	2015 Merit Stock Option Award(3)	2015 Bonus(4)

Karen Zaderej CEO	$405,000	65%	210,000 shares	$157,282

Gregory G. Freitag CFO, General Counsel & Executive VP of Business Development	$293,550	40%	9,000 shares	$84,145

Shawn McCarrey SVP Sales	$200,000	$0(2)	20,000 shares	$15,000

1.

The 2016 Bonus Award Plan was established for the Company’s leadership team, including the Executive Officers provided in the table, based upon meeting certain established corporate key objectives (the “Key Objectives”) and a final determination by the Board, in its sole discretion, that any such bonus is appropriate based upon 2016 performance.  The Key Objectives relate to: (1) revenue, gross profit margin, expense management and certain operational goals, (2) have established thresholds and target levels; and (3) are weighted and measured separately in terms of actual level of attainment.  The amount of any such bonus for a particular eligible officer is based upon an assigned percentage of such officer’s 2016 base salary.

2.

Mr. McCarry is not included in the 2016 Bonus Award Plan. He has a commission program whereby he receives, in addition to his base salary, a percentage of 2016 monthly US and Canada revenue and an additional amount based on a percentage of the difference between such monthly revenue compare to the same month in 2015.

3.

2015 Merit Stock Option Awards were granted to members of the Company’s leadership team, including the Executive Officers provided in the table.  The Merit Stock Option Awards were in the form of Incentive Stock Options, granted pursuant to the AxoGen, Inc. 2010 Stock Incentive Plan.  All of the granted options have a seven-year term and an exercise price of $5.09 per share, which was the closing price of the Common Stock as reported on the NASDAQ Capital Market on December 28, 2015 (representing the fair market value of the Common Stock on the grant date), and vest as to 25% of option shares one year after the grant and then as to 12.5% every six months thereafter until fully vested.

4.

Ms. Zaderej’s and Mr. Freitag’s bonus were awarded pursuant to the 2015 Bonus Award Plan which was based upon the Company meeting certain key objectives.   Mr. McCarrey was not included in the 2015 Bonus Award Plan as he is paid a commission in addition to his base salary.  The bonus reflects a special bonus paid to Mr. McCarrey beyond such commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  December 31, 2015

AXOGEN, INC.

By:	/s/ Greg Freitag
Name:	Greg Freitag
Title:	CFO and General Counsel